Exhibit 99.1

JEFFERSONVILLE BANCORP
PO Box 398
Jeffersonville, NY 12748
845-482-4000

Press Release

For More Information, call: 845-482-4000

Contact: Raymond Walter, President – CEO	For Immediate Release
May 14, 2003

Company Press Release

Jeffersonville Bancorp Announces Stock Split and Declares Quarterly Dividend

Jeffersonville Bancorp, Inc. (NASDAQ — JFBC) announced today that at the May 13, 2003 Board of Directors meeting a Three-for-One Stock Split to be effected in the form of a Stock Dividend was approved. Holders of record on June 3, 2003 will receive distribution of the shares on June 17, 2003.

A cash dividend in the amount of twenty-two cents ($0.22) on the common stock of the company was declared at the May 13, 2003 meeting of the Board of Directors. The dividend is payable on June 2, 2003 to stockholders of record at the close of business on May 23, 2003.

     Jeffersonville Bancorp is a one-bank holding company, which owns all the capital stock of The First National Bank of Jeffersonville. “Jeff Bank” maintains ten full service branches in Sullivan County New York located in Jeffersonville, Liberty, Monticello, Eldred, Loch Sheldrake, Livingston Manor, Narrowsburg, Callicoon, Wal*Mart/Monticello and Wurtsboro.